RESOLUTIONS OF THE BOARD OF DIRECTORS OF
WORLDWIDE WIRELESS NETWORKS, INC., A NEVADA CORPORATION

        A special meeting of the Board of Directors of Worldwide
Wireless Networks, Inc., a Nevada corporation (the "Corporation"), was held on October 18, 2000. All members of the Board of Directors were present.

        WHEREAS, the Board of Directors of the Corporation have elected to amend the exercise price of the warrants issued to Columbia Financial Group, Inc., under the agreement dated June 1, 2000, for 400,000 warrants and the agreement dated July 12, 2000 for 600,000 warrants, (collectively the "Warrant Agreements") due to market conditions and the current price of the Corporation's common shares:

        THEREFORE, BE IT RESOLVED, that the Corporation shall amend the Warrant Agreements to change the exercise price to a price of $1.10 per share with said amendments to be effective immediately; and

        FURTHER RESOLVED, that the shares issued subject to the Warrant Agreements shall be added to the Corporation's Form SB-2 Registration Statement presently on file with the Securities and Exchange Commission which Registration Statement shall be amended as necessary to effect this resolution; and

        FURTHER RESOLVED, that the proper officer of the Corporation be, and they hereby are, authorized and directed to do all other acts and to execute and deliver all documents as may be required, necessary or appropriate in the opinion of legal counsel to carry out the intent of this resolution.

DATED this 18th day of October, 2000



                                /s/     Jack Tortorice
                                        --------------
                                        Jack Tortorice


                                /s/     Thomas J. Rotert
                                        ----------------
                                        Thomas J. Rotert, Esq.



ITEM  28:  UNDERTAKINGS

The  undersigned  registrant  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) reflect any prospectus required by Section 10(a)(3) of the Securities Act; (ii) include in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Worldwide Wireless pursuant to the above mentioned provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Worldwide Wireless in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

(4) The undersigned registrant undertakes to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, we will file a post-effective amendment to state the terms of this offering.

ITEM 28:  UNDERTAKINGS

The undersigned registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section (10)(a)(3) of the Securities
        Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of Worldwide Wireless pursuant to the above mentioned provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(5) In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Worldwide Wireless in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appro-priate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.


                                     II - 8
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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on January 2, 2001.


                    Worldwide  Wireless  Networks,  Inc.
                   - ------------------------------------
                              (Registrant)


                 By: /S/ Jack  Tortorice
                         ---------------
                         Jack  Tortorice
                         Chief  Executive  Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        Title                       Date




/S/ Jack Tortorice      Director and Chief Executive     January 2, 2001
    --------------               Officer
    Jack Tortorice



/S/ Jerry Collazo       Chief Financial Officer and      January 2, 2001
    -------------       Principal Accounting Officer
    Jerry Collazo

                  CONSENT OF FELDHAKE, AUGUST & ROQUEMORE, LLP

     We hereby consent to the use of our legal opinion dated October 5, 2000, in this registration statement on Form SB-2/A for Worldwide Wireless Networks, Inc.


     Feldhake,  August  &  Roquemore

 /s/ Kenneth  S.  August
     -------------------
     Kenneth  S.  August,  Esq.
     Irvine,  California
     October  5,  2000


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